Exhibit 20.4
Page 1 of 3

                     Navistar Financial 1995 - A Owner Trust
                             For the Month of August
                     Distribution Date of September 22, 1997
                            Servicer Certificate #28

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                    $135,917,752.46
Beginning Pool Factor                                           0.3198973

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,443,797.71
     Interest Collected                                     $1,227,587.15

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $236,125.71
Total Additional Deposits                                     $236,125.71

Repos / Chargeoffs                                            $400,077.17
Aggregate Number of Notes Charged Off                                  76

Total Available Funds                                      $10,907,510.57

Ending Pool Balance                                       $126,073,877.58
Ending Pool Factor                                              0.2967287

Servicing Fee                                                 $113,264.79

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,169,512.87
     Target Percentage                                               6.00%
     Target Balance                                                   N/A
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($247,047.95)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.531%
Current Weighted Average Remaining Term (months):                   25.14

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,370,341.31      933
                                31 - 60 days             $369,496.81      285
                                60+  days                $108,470.82       56

     Total:                                            $1,848,308.94      950

     Balances:                  60+  days              $1,297,275.03       56

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $40,930.72
+    Excess Serv.                                        $206,117.23
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,169,512.87

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  August

                                                                                NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2        CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                 5.90%              6.55%             6.85%

Beginning Pool Balance                         $135,917,752.46
Ending Pool Balance                            $126,073,877.58

Collected Principal                              $9,443,797.71
Collected Interest                               $1,227,587.15
Charge - Offs                                      $400,077.17
Liquidation Proceeds / Recoveries                  $236,125.71
Servicing                                          $113,264.79
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $10,794,245.78

Beginning Balance                              $135,917,752.46              $0.00    $126,440,656.11     $9,477,096.35

Interest Due                                       $744,253.67              $0.00        $690,155.25        $54,098.42
Interest Paid                                      $744,253.67              $0.00        $690,155.25        $54,098.42
Principal Due                                    $9,843,874.88              $0.00      $9,499,339.26       $344,535.62
Principal Paid                                   $9,843,874.88              $0.00      $9,499,339.26       $344,535.62

Ending Balance                                 $126,073,877.58              $0.00    $116,941,316.85     $9,132,560.73
Note / Certificate Pool Factor                                             0.0000             0.3544            0.6138
   (Ending Balance / Original Pool Amount)
Total Distributions                             $10,588,128.55              $0.00     $10,189,494.51       $398,634.04

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $206,117.23
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,169,512.87
(Release) / Draw                                  ($247,047.95)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  August

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                          5                     4                   3                   2                  1
                                       Apr-97                 May-97             Jun-97              Jul-97              Aug-97

Beginning Pool Balance             $168,183,810.09     $159,355,739.45     $150,463,772.21     $143,173,241.24     $135,917,752.46

A)   Loss Trigger:
Principal of Contracts
  Charged Off                          $520,387.27         $444,533.18         $189,414.97         $198,352.07         $400,077.17
Recoveries                             $255,739.37         $508,218.52         $202,738.88         $283,744.59         $236,125.71

Total Charged Off (Months 5, 4, 3)                       $1,154,335.42
Total Recoveries (Months 3, 2, 1)                          $722,609.18
Net Loss / (Recoveries) for 3 Mos                          $431,726.24 (a)

Total Balance (Months 5, 4, 3)                         $478,003,321.75 (b)

Loss Ratio Annualized  [(a/b) * (12)]                           1.0838%

Trigger:  Is Ratio > 1.5%                                           No
                                                                                 Jun-97              Jul-97              Aug-97

B)   Delinquency Trigger:                                                    $1,915,033.48       $1,148,120.10       $1,297,275.03
     Balance delinquency 60+ days                                                 1.27275%            0.80191%            0.95446%
     As % of Beginning Pool Balance                                               0.94616%            0.93686%            1.00971%
     Three Month Average

Trigger:  Is Average > 2.0%                                         No

C)   Noteholders Percent Trigger:                               2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer